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                                                                     EXHIBIT 1.1

                                14,000,000 SHARES

                               COPA HOLDINGS, S.A.

                       CLASS A COMMON STOCK, NO PAR VALUE


                         FORM OF UNDERWRITING AGREEMENT


December 14, 2005

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                                                              December 14, 2005

Morgan Stanley & Co. Incorporated
      1585 Broadway
      New York, New York 10036

Goldman, Sachs & Co.
      One New York Plaza
      New York, New York 10004

Dear Ladies and Gentlemen:

      Corporacion de Inversiones Aereas, S.A., ("CIASA") and Continental Airlines, Inc. ("CONTINENTAL" and, together with CIASA, the "SELLING SHAREHOLDERS") severally propose to sell to the several Underwriters named in
Schedule I hereto (the "UNDERWRITERS"), an aggregate of 14,000,000 shares of Class A Common Stock, without par value (the "FIRM SHARES") of Copa Holdings, S.A., a Panamanian corporation (the "COMPANY"), each Selling Shareholder selling the amount set forth opposite such Selling Shareholder's name in Schedule II hereto. Morgan Stanley & Co. Incorporated ("MORGAN STANLEY") and Goldman, Sachs & Co. ("GOLDMAN SACHS"), shall act as representatives (the "REPRESENTATIVES") of the several Underwriters.

      The Selling Shareholders also propose to sell to the several Underwriters not more than an additional 2,100,000 shares of Class A Common Stock, without par value, of the Company (the "ADDITIONAL SHARES") if and to the extent that you, as Representatives, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Additional Shares granted to the Underwriters in Section 4 hereof. To the extent the Underwriters elect to purchase less than the full number of Additional Shares, such shares shall be sold pro rata, subject to rounding, according to the Firm Shares sold by each of the Selling Shareholders. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "SHARES." The outstanding shares of Class A Common Stock, without par value, of the Company, are hereinafter referred to as the "COMMON STOCK."

      The Company has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement on Form F-1 (File No. 333-129967), including a prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "SECURITIES ACT"), is hereinafter referred to as the "REGISTRATION STATEMENT"; the prospectus in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the "PROSPECTUS." If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to

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Rule 462(b) under the Securities Act (the "RULE 462 REGISTRATION STATEMENT"),
then any reference herein to the term "REGISTRATION STATEMENT" shall be deemed to include such Rule 462 Registration Statement.

      For purposes of this Agreement, "FREE WRITING PROSPECTUS" has the meaning set forth in Rule 405 under the Securities Act and "TIME OF SALE PROSPECTUS" means the preliminary prospectus, together with the free writing prospectuses, if any, as each are identified in Schedule III hereto and the price to the public and the underwriting discount on the cover page of the Prospectus, considered together. As used herein, the terms "Registration Statement," "preliminary prospectus," "Time of Sale Prospectus" and Prospectus shall include the documents, if any, incorporated by reference therein. The terms "SUPPLEMENT," "AMENDMENT," and "AMEND" as used herein with respect to the Time of Sale Prospectus or any free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), that are incorporated by reference therein.

      1. Representations and Warranties of the Company and Compania Panamena de Aviacion, S.A. Each of the Company and Compania Panamena de Aviacion, S.A. ("COPA AIRLINES") represents and warrants to and agrees with each of the Underwriters that:

      (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company's knowledge, threatened by the Commission.

      (b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading,
(ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering and at the Closing Date (as defined in Section 6), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

      (c) The Company is not an "ineligible issuer," as defined in Rule 405 of the Securities Act, in connection with the offering pursuant to Rules 164, 405 and 433 under the

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Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule III hereto, and electronic road shows, if any, furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

      (d) The Company has been duly incorporated, is validly existing as a corporation (sociedad anonima) in good standing under the laws of the Republic of Panama ("Panama"), has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing or to have such power an authority would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

      (e) Each subsidiary of the Company (including Copa Airlines) has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing or to have such power and authority would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company (with the exception of the minority interests therein, as described in the Time of Sale Prospectus), free and clear of all liens and similar encumbrances, except as described in the Time of Sale Prospectus.

      (f) This Agreement has been duly authorized, executed and delivered by the Company and Copa Airlines.

      (g) The authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

      (h) The shares of Common Stock (including the Shares to be sold by the Selling Shareholders) have been duly authorized and are validly issued, fully paid and non-assessable.

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      (i) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of (i) the certificate of incorporation or by-laws of the Company,
(ii) any agreement or other instrument binding upon the Company or any of its subsidiaries or (iii) applicable law or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except in the case of (ii) and (iii), as would not have a material adverse effect on the Company and its subsidiaries, taken as a whole. No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except (i) such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares or (ii) such as would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the Company's ability to perform its obligations under the Agreement.

      (j) The execution and delivery by Copa Airlines of, and the performance by Copa Airlines of its obligations under, this Agreement will not contravene any provision of (i) the certificate of incorporation or by-laws of Copa Airlines,
(ii) any agreement or other instrument binding upon Copa Airlines or (iii) applicable law or any judgment, order or decree of any governmental body, agency or court having jurisdiction over Copa Airlines, except in the case of (ii) and
(iii), as would not have a material adverse effect on Copa Airlines. No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by Copa Airlines of its obligations under this Agreement, except (i) such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares or (ii) such as would not have a material adverse effect on Copa Airlines or on Copa Airlines' ability to perform its obligations under the Agreement

      (k) There has not occurred any material adverse change in the condition, financial or otherwise, or in the earnings, business, operations or prospects of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

      (l) There are no legal or governmental proceedings pending or, to the Company's knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required. The Time of Sale Prospectus does not contain any description of the foregoing matters that is materially different from those contained in the Prospectus.

      (m) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

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      (n) Neither the Company nor Copa Airlines is, and immediately after giving effect to the offering and sale of the Shares neither of them will be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

      (o) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"),
(ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and
(iii) are in compliance with all terms and conditions of any such permit, license or approval, except in each case where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

      (p) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) that would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

      (q) There are no contracts, agreements or understandings either between the Company or Copa Airlines and any person granting such person the right to require the Company or Copa Airlines to file a registration statement under the Securities Act with respect to any securities of the Company or Copa Airlines or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement, except as contemplated in the registration rights agreement by and among the Company, CIASA and Continental (the "REGISTRATION RIGHTS AGREEMENT") dated as of the date hereof.

      (r) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively; and (iv) there has been no prohibition or suspension of the operation of either the Company's or Copa Airlines' aircraft, including, but not limited to, as a result of action taken by the Panamanian Department of Civil Aviation (the Autoridad de Aeronautica Civil) (the "AAC") or other applicable bodies in the other jurisdictions in which Copa Airlines or AeroRepublica S.A. ("AEROREPUBLICA") operates, except as would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

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      (s) The Company and its subsidiaries have good and marketable title to all real property and good and marketable title to all personal property owned by them that is material to the business of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus or such as do not materially affect the value of such property or do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases except as are not material or do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Time of Sale Prospectus.

      (t) The Company and its subsidiaries own or have the valid right to use, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, except where the failure to so own or have the right to use would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

      (u) No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Time of Sale Prospectus, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a material adverse effect on the Company and its subsidiaries, taken as a whole.

      (v) The Company and each of its subsidiaries and its owned and leased properties, including its airplanes, are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Time of Sale Prospectus.

      (w) The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses except where the failure to so possess would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, and neither the

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Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Time of Sale Prospectus.

      (x) Except as described in the Time of Sale Prospectus, the Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Time of Sale Prospectus, since the end of the Company's most recent audited fiscal year, there has been (i) no material weakness in the Company's internal control over financial reporting (whether or not remediated) and (ii) no change in the Company's internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company's internal control over financial reporting.

      (y) Except as described in the Time of Sale Prospectus, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

      (z) There are no contracts, agreements or understandings between either the Company or any of its subsidiaries and any person that would give rise to a valid claim against either the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering.

      (aa) The Company's auditor and the Audit Committee of its Boards of Directors have not been advised of (i) any significant deficiencies in the design or operation of internal controls that could adversely affect the Company's ability to record, process, summarize, and report financial data, (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company's internal controls and (iii) any material weaknesses in internal controls identified by the Company's auditors; and since the date of the most recent evaluation of the Company's disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly and adversely affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses, other than as described in the Time of Sale Prospectus.

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      (bb) The Company is a "foreign private issuer," as defined in Rule 3b-4 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").

      (cc) As of the date hereof, the Company and each of its subsidiaries, as well as the directors and officers of the Company, are each in compliance in all material respects with all applicable to the Company effective provisions of the Sarbanes-Oxley Act of 2002 in effect and applicable as of the date hereof and the rules and regulations of the Commission and the New York Stock Exchange (the "NYSE") promulgated thereunder as of the date hereof.

      (dd) Ernst & Young, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Exchange Act and the rules and regulations of the Commission thereunder.

      (ee) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company's principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Except as disclosed in the Prospectus, the Company's internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting.

      (ff) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to provide reasonable assurance that material information relating to the Company and its subsidiaries is made known to the Company's principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective, except as described in the Prospectus.

      (gg) Each of the Company and Copa Airlines has the power to submit, and pursuant to Section 16 of this Agreement has legally, validly, effectively and irrevocably submitted, to the jurisdiction of the courts of the State of New York and of the United States sitting in the Borough of Manhattan and has the power to designate, appoint and empower, and pursuant to Section 16 of this Agreement, has legally, validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding arising out of or relating to this Agreement.

      (hh) The Company has applied to (i) list the Shares on the NYSE and (ii) register the shares with the National Securities Commission of Panama (the Comision Nacional de Valores).

      (ii) The audited consolidated financial statements as of and for the period ending December 31, 2004 and the unaudited consolidated financial statements as of and for the period ending September 30, 2005, included in each of the Time of Sale Prospectus and the Prospectus, together with the related notes and schedules, present fairly in all material respects the financial position of each of the Company and its subsidiaries as at the dates indicated and the results of

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operations and statement of changes in financial position of each of the Company and its subsidiaries for the periods specified; such financial statements have been prepared in conformity with U.S. GAAP applied on a consistent basis during the periods involved (except as otherwise disclosed therein); the other financial and statistical data set forth in the Prospectus are accurately presented in all material respects and prepared, where applicable, on a basis consistent with the financial statements and books and records of each of the Company and its subsidiaries; and neither the Company nor its subsidiaries has any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Time of Sale Prospectus or the Prospectus.

      (jj) Neither the Company nor any of its subsidiaries has sustained, since the date of the last audited financial statements, any material loss or interference with its business from fire, explosion, flood or other calamity, regardless of whether covered by insurance.

      (kk) Any statistical and market-related data included in each of the Time of Sale Prospectus and Prospectus are based on or derived from sources that each of the Company and Copa Airlines believes to be reasonably reliable and accurate, and the Company or Copa Airlines has obtained the written consent to the use of such data from such sources to the extent required.

      (ll) All tax returns required to be filed by each of the Company and its subsidiaries in all applicable jurisdictions have been filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from either the Company or any of its subsidiaries have been paid, other than those being contested in good faith and for which adequate reserves have been provided, except as otherwise described in the Time of Sale Prospectus or where the failures to so file or so pay would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

      (mm) Except as described in the Time of Sale Prospectus, there is no tax, duty, levy, impost, deduction, charge or withholding imposed by Panama or any political subdivision thereof or taxing authority therein either (i) on or by virtue of the execution, delivery, performance or enforcement of this Agreement or of any other document to be furnished hereunder or thereunder by the Company or Copa Airlines, or (ii) on any payment to be made pursuant to this Agreement.

      (nn) Neither the Company nor any of its subsidiaries has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Time of Sale Prospectus, except where such termination or non-renewal would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, and no such termination or non-renewal has been threatened by either the Company or any of its subsidiaries, or, to the best of each of the Company's and Copa Airlines' knowledge, by any other party to any such contract or agreement.

      (oo) This Agreement is in proper legal form under the laws of Panama for the enforcement thereof in Panama against the Company and Copa Airlines, and it is not necessary

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in order to ensure the legality, validity, enforcement or admissibility into evidence of this Agreement in Panama that this Agreement be filed or recorded with any court or other authority in Panama or that any tax or fee be paid in Panama on or in respect of this Agreement or any other document, other than court costs, including (without limitation) filing fees and deposits to secure judgments, except that, with respect to enforcement or admissibility into evidence (i) the signatures of the parties thereto signing outside Panama shall have been notarized by a notary public licensed as such under the law of the place of signing and the signature of such notary public shall have been legalized by the relevant Panamanian Consulate or by an apostille, and (ii) this Agreement shall have been translated into Spanish by a licensed translator in Panama.

      (pp) The audiovisual presentation made available to the public by the Company at [http://www.netroadshow.com/[address]][or Copa address] is a "bona fide electronic roadshow" for purposes of Rule 433(d)(8)(ii) of the Securities Act, and such presentation, together with the Time of Sale Prospectus, does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in such presentation or Time of Sale Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use therein.

      2. Representations and Warranties of the Selling Shareholders. Each Selling Shareholder, severally and not jointly represents and warrants to and agrees with each of the Underwriters that:

      (a) Except for the free writing prospectuses, if any, identified in
Schedule III hereto, and electronic road shows, if any, furnished to you before first use, such Selling Shareholder has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

      (b) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

      (c) The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement will not contravene (i) any provision of applicable law, (ii) the certificate of incorporation or by-laws of such Selling Shareholder (if such Selling Shareholder is a corporation), or (iii) any agreement or other instrument binding upon such Selling Shareholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, except for such contraventions in the case of (i) and (iii) as would not have a material adverse effect on the Company or its subsidiaries, taken as a whole, or on such Selling Shareholder's ability to consummate the transactions contemplated hereby. No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement, except (i) such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares and (ii) as would not have a material adverse effect on the Company or its

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subsidiaries, taken as a whole, or on such Selling Shareholder's ability to consummate the transactions contemplated hereby.

      (d) Such Selling Shareholder owns, and on the Closing Date will own, the Shares to be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances and has, and on the Closing Date will have, the legal right and power, and all authorizations and approvals required by law, to enter into this Agreement and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder.

      (e) Upon payment for the Shares to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. ("CEDE") or such other nominee as may be designated by the Depository Trust Company ("DTC"), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the "UCC")) to such Shares), (A) DTC shall be a "protected purchaser" of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any "adverse claim", within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company's share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a "clearing corporation" within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

      (f) Upon payment for the Shares to be sold to the Underwriters by such Selling Shareholders pursuant to this Agreement, all right, title and interest in the Shares will be transferred to the Underwriters free and clear of all security interests, claims, liens, equities or other encumbrances.

      (g) Such Selling Shareholder has no knowledge that the representations and warranties of the Company and Copa Airlines contained in Section 1 are not true and correct, is familiar with the Registration Statement and Prospectus and has no knowledge of any untrue statement of material fact or omission to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such Selling Shareholder is not prompted by any information concerning the Company or its subsidiaries that is not set forth in the Time of Sale Prospectus to sell its Shares pursuant to this Agreement. The liability of each Selling Shareholder for a breach of the representations and warranties contained in this paragraph shall be limited to an amount equal to the aggregate Public Offering Price of the Shares sold by such Selling Shareholder under this Agreement.

      (h) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading,
(ii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering and at the Closing Date (as defined in Section 6), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and
(iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph 2(h) apply only to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to the Selling Shareholder that is furnished to the Company in writing by such Selling Shareholder expressly for use therein. The liability of each Selling Shareholder for a breach of the representations and warranties contained in this paragraph shall be limited to an amount equal to the aggregate Public Offering Price of the Shares sold by such Selling Shareholder under this Agreement.

      (i) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Shareholder will deliver to the Representatives prior to or at the Closing Date a properly completed and executed U.S. Treasury Department Form W-9 (or other applicable form or statement specified by the U.S. Treasury Department regulations in lieu thereof).

      (j) Except as disclosed by such Selling Shareholder in writing to the Representatives, neither such Selling Shareholder nor any of his, her or its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association with (within the meaning of Article 1(q) of the By-laws of the National Association of Securities Dealers, Inc. (the "NASD")), any member firm of the NASD.

      3. Representations and Warranties of CIASA. CIASA represents and warrants to and agrees with each of the Underwriters that:

      (a) This Agreement is in proper legal form under the laws of Panama for the enforcement thereof in Panama against CIASA, and it is not necessary in order to ensure the legality, validity, enforcement or admissibility into evidence of this Agreement in Panama that this Agreement be filed or recorded with any court or other authority in Panama or that any tax or fee be paid in Panama on or in respect of this Agreement or any other document, other than court costs, including (without limitation) filing fees, except that, with respect to enforceability or admissibility into evidence (i) the signatures of the parties thereto signing outside Panama shall have been notarized by a notary public licensed as such under the law of the place of signing and the signature of such notary public shall have been legalized by the relevant

Panamanian Consulate or by an apostille, and (ii) this Agreement shall have been translated into Spanish by a licensed translator in Panama.

      (b) CIASA has the power to submit, and pursuant to Section 16 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the jurisdiction of the courts of the State of New York and of the United States sitting in the Borough of Manhattan and has the power to designate, appoint and empower, and pursuant to Section 16 of this Agreement, has legally, validly and effectively designated, appointed and empowered an agent for service of process in any suit or proceeding arising out of or relating to this Agreement.

      4. Agreements to Sell and Purchase. Each Selling Shareholder, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Selling Shareholder at $[ ] a share (the "PURCHASE PRICE") the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm Shares to be sold by such Selling Shareholders as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

      On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Selling Shareholders, severally and not jointly, agree to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to 2,100,000 Additional Shares at the Purchase Price. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least two business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an "OPTION CLOSING DATE"), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

      Each of the Company and the Selling Shareholders hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for

Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

      The restrictions contained in the preceding paragraph shall not apply to
(a) the Shares to be sold hereunder, or (b) transactions by a Selling Shareholder relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the offering of the Shares, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions or
(c) any existing employee benefits plan. In addition, each Selling Shareholder, agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. Each Selling Shareholder consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of any Shares held by such Selling Shareholder except in compliance with the foregoing restrictions. Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company shall promptly notify the Representatives of any earnings release, news or event that may give rise to an extension of the initial 180 day restricted period.

      5. Terms of Public Offering. The Selling Shareholders are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Selling Shareholders are further advised by you that the Shares are to be offered to the public initially at $[ ] a share (the "PUBLIC OFFERING PRICE") and to certain dealers selected by you at a price that represents a concession not in excess of $[ ] a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $[ ] a share, to any Underwriter or to certain other dealers.

      6. Payment and Delivery. Payment for the Firm Shares to be sold by each Selling Shareholder shall be made to such Selling Shareholder in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on [ ], 2005 or at such other time on the same or such other date, not later than [ ], 2005 as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "CLOSING DATE."

      Payment for any Additional Shares shall be made to the Selling Shareholders in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 4 or at such other time on the same or on such other date, in any event not later than [ ], 2005, as shall be designated in writing by you.

      The Firm Shares and Additional Shares shall be registered in the name of Cede. The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

      7. Conditions to the Underwriters' Obligations. The obligations of the Selling Shareholders to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than [5:00 p.m.] (New York City time) on the date hereof.

      The several obligations of the Underwriters are subject to the following further conditions:

      (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

            (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

            (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

      (b) The Underwriters shall have received on the Closing Date (i) a certificate, dated the Closing Date and signed by an executive officer of the Company and Copa Airlines, to the effect set forth in Section 7(a) above and to the effect that the representations and warranties of each of the Company and Copa Airlines contained in this Agreement are true and correct as of the Closing Date and that each of the Company and Copa Airlines has complied in all material respects with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date and (ii) a certificate, dated the Closing Date and signed by an executive officer of CIASA, containing such certifications as the Underwriters have previously requested in writing from CIASA, and which certifications shall constitute representations and warranties of CIASA to the same extent as if made by CIASA in Section 2 hereof.

      The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

      (c) The Underwriters shall have received on the Closing Date an opinion of Galindo, Arias & Lopez, special outside counsel for each of the Company, Copa Airlines and CIASA, dated the Closing Date, to the effect that:

            (i) the Company and each of its subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of Panama, has all requisite power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

            (ii) the authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus;

            (iii) the issued shares of Common Stock (including the Shares to be sold by the Selling Shareholders) have been duly and validly authorized and issued and are fully paid and non-assessable;

            (iv) all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company (with the exception of the minority interests therein, as described in the Prospectus), free and clear of all liens, encumbrances, equities or claims;

            (v) CIASA owns, and on the Closing Date will own, the Shares to be sold by it free and clear of all security interests, claims, liens, equities or other encumbrances and has, and on the Closing Date will have, the legal right and power, and all authorizations and approvals required by law, to enter into this Agreement and to sell, transfer and deliver the Shares to be sold by it;

            (vi) this Agreement has been duly authorized, executed and delivered by each of the Company, Copa Airlines and CIASA;

            (vii) assuming this Agreement has been duly authorized, executed and delivered by each of the other parties thereto, this Agreement is a valid and binding obligation of each of the Company, Copa Airlines and CIASA, enforceable against the Company, Copa Airlines and CIASA in accordance with its terms;

            (viii) the execution and delivery by each of the Company, Copa Airlines and CIASA of, and the performance by each of the Company, Copa Airlines and CIASA of its respective obligations under, this Agreement will not contravene any provision of applicable law or the Pacto Social (Articles of Incorporation) of the Company, Copa Airlines or CIASA or, to the best of such counsel's knowledge, any agreement or other instrument binding upon any of the Company, any subsidiaries or CIASA that is material to any of the Company and its subsidiaries, taken as a whole, or CIASA, or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, any subsidiary, or CIASA;

            (ix) no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by any of the Company, Copa Airlines or CIASA of its respective obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares;

            (x) the statements relating to Panamanian legal matters, documents or proceedings included in (A) the Time of Sale Prospectus and the Prospectus under the captions "Business -- Litigation," "Regulation -- Panama," "Description of Capital Stock," "Certain Income Tax Consequences -- Other Panamanian Taxes" and "Underwriting" and (B) the Registration Statement in Items 6 and 7, in each case fairly summarize in all material respects such matters, documents or proceedings;

            (xi) to the best of such counsel's knowledge, after due inquiry, there are no actions, suits or proceedings by or before any arbitrator or governmental body pending or threatened against or affecting the Company or any of its subsidiaries which, if adversely determined, could reasonably be expected to, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Time of Sale Prospectus;

            (xii) upon payment to the Selling Shareholders for the Shares to be sold to the Underwriters by the Selling Shareholders, pursuant to this Agreement, all right, title and interest in the Shares will be transferred to the Underwriters free and clear of all security interests, claims, liens, equities or other encumbrances;

            (xiii) Copa Airlines possesses the governmental licenses necessary to conduct its commercial airline operations as described in the Prospectus under the caption "Regulations," and Copa Airlines is in compliance with the terms and conditions of all such governmental licenses, except where the failure to so comply would not, singly or in the aggregate, have a material adverse effect on either the Company or Copa Airlines;

      and all of the governmental licenses are valid and in full force and effect, except where the invalidity of such governmental licenses or the failure of such governmental licenses to be in full force and effect would not, singly or in the aggregate, have a material adverse effect on either the Company or Copa Airlines, in all cases except as disclosed in the Time of Sale Prospectus; and

            (xiv) nothing has come to the attention of such counsel that causes such counsel to believe that (A) the Registration Statement or the Prospectus included therein (except for the financial statements and financial schedules and other financial data included therein, as to which such counsel need not express any belief) at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) the Time of Sale Prospectus (except for the financial statements and financial schedules and other financial data included therein, as to which such counsel need not express any belief) as of the date of this Agreement or as amended or supplemented, if applicable, as of the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (C) the Prospectus (except for the financial statements and financial schedules and other financial data included therein, as to which such counsel need not express any belief) as of its date or as amended or supplemented, if applicable, as of the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      (d) The Underwriters shall have received on the Closing Date an opinion of Simpson Thacher & Bartlett LLP, outside United States counsel for the Company and Copa Airlines, dated the Closing Date, to the effect that:

            (i) this Agreement has been duly executed and delivered by each of the Company and Copa Airlines under the law of the State of New York;

            (ii) assuming this Agreement has been duly authorized by the each of the Company and Copa Airlines and duly authorized, executed and delivered by each of the other parties thereto, this Agreement is a valid and binding obligation of the Company and Copa Airlines, enforceable against each of the Company and Copa Airlines in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing and (iv) the effects of the possible judicial application of foreign laws or foreign governmental or judicial action affecting creditors' rights;

            (iii) the execution and delivery by each of the Company and Copa Airlines and the performance by each of the Company and Copa Airlines of its obligations under this

      Agreement will not violate any U.S. federal or New York statute or any rule or regulation that has been issued pursuant to any U.S. federal or New York statute and will not breach the terms of any agreement identified on a schedule to such opinion;

            (iv) no consent, approval, registration or qualification of or with any U.S. federal or New York governmental agency is required for the performance by either the Company or Copa Airlines of its obligations under this Agreement, except for the registration under the Securities Act and the Exchange Act of the Shares, and such consents, approvals, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

            (v) the statements made in the Time of Sale Prospectus and the Prospectus under the caption "Income Tax Consequences--United States," insofar as they purport to constitute summaries of matters of U.S. federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects;

            (vi) neither the Company nor Copa Airlines is, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus neither will be, required to register as an investment company, under the Investment Company Act of 1940, as amended;

            (vii) under the laws of the State of New York relating to submission to personal jurisdiction, each of the Company and Copa Airlines has, pursuant to Section 16 of this Agreement, submitted to the personal jurisdiction of the courts of the State of New York and of the United States sitting in the Borough of Manhattan in any action arising out of or relating to this Agreement, has to the fullest extent permitted by law waived any objection to the venue of a proceeding in any such court, and has appointed CT Corporation as its authorized agent for the purpose described in Section 16 hereof, and service of process effected on such agent in the manner set forth in Section 16 hereof will be effective to confer valid personal jurisdiction over the Company in any such action; and

            (viii) (A) such counsel advises that the Registration Statement, as of its effective date, and the Prospectus, as of its date (except for the financial statements and financial schedules and other financial data contained therein or omitted therefrom, as to which such counsel need not express any opinion) appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, and (B) nothing has come to the attention of such counsel that causes such counsel to believe that (1) the Registration Statement (except for the financial statements and financial schedules and other financial data contained therein or omitted therefrom, as to which such counsel need not express any belief) at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (2) the Time of Sale Prospectus (except for the financial statements and financial schedules and other financial data contained therein or omitted therefrom, as to which such counsel need not express any belief) as of the date of this Agreement or as amended or supplemented, if applicable, as of the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (3) the Prospectus (except for the financial statements and financial schedules and other financial data contained therein or omitted therefrom, as to which such counsel need not express any belief) as of its date or as amended or supplemented, if applicable, of the Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      (e) The Underwriters shall have received on the Closing Date an opinion of Simpson Thacher & Bartlett LLP, United States counsel for CIASA, dated the Closing Date, to the effect that:

            (i) this Agreement has been duly executed and delivered by CIASA under the laws of the State of New York;

            (ii) assuming this Agreement has been duly authorized by CIASA and duly authorized, executed and delivered by each of the other parties thereto, this Agreement is a valid and binding obligation of CIASA, enforceable against CIASA in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing and (iv) the effects of the possible judicial application of foreign laws or foreign governmental or judicial action affecting creditors' rights;

            (iii) the execution and delivery by CIASA and the performance by CIASA of its obligations under this Agreement will not violate any U.S. federal or New York statute or any rule or regulation that has been issued pursuant to any U.S. federal or New York statute and will not breach the terms of any agreement identified on a schedule to such opinion;

            (iv) no consent, approval, registration or qualification of or with any U.S. federal or New York governmental agency is required for the performance by CIASA of its obligations under this Agreement, except for the registration under the Securities Act and the Exchange Act of the Shares, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters; and

            (v) assuming CIASA has full power, right and authority to sell the Shares to be sold by CIASA, upon the payment and transfer contemplated by the Underwriting Agreement, the Underwriters will acquire a security entitlement with respect to the Shares and no action based on an adverse claim to such Shares may be asserted against the Underwriters. In giving this opinion, counsel for CIASA may assume that when such payment, delivery and crediting occur, (w) such Shares will have been registered in the name of Cede or another nominee as may be designated by DTC, in each case on the Company's share registry in accordance with its certificate of incorporation, bylaws and applicable law, (x) neither DTC nor any Underwriter has notice of any adverse claim within the meaning of Section 8-105 of the UCC to such Shares, (y) DTC will be registered as a "clearing corporation" within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC; and

            (vi) under the laws of the State of New York relating to submission to jurisdiction, CIASA has, pursuant to Section 16 of this Agreement, submitted to the personal jurisdiction of the courts of the State of New York and of the United States sitting in the Borough of Manhattan in any action arising out of or relating to this Agreement, has to the fullest extent permitted by law waived any objection to the venue of a proceeding in any such court, and has appointed CT Corporation as its authorized agent for the purpose described in Section 16 hereof, and service of process effected on such agent in the manner set forth in Section 16 hereof will be effective to confer valid personal jurisdiction over CIASA in any such action; the waiver by each Selling Shareholder pursuant to
      Section 16 hereof of any immunity to jurisdiction to which they may otherwise be entitled (including sovereign immunity and immunity from pre-judgment attachment, post-judgment attachment and execution) is legal, valid and binding under New York and federal law.

      (f) The Underwriters shall have received on the Closing Date an opinion of Vinson & Elkins LLP, counsel for Continental, dated the Closing Date, to the effect that:

            (i) assuming this Agreement has been duly authorized, executed and delivered by each of the parties thereto, this Agreement is a valid and binding obligation of Continental, enforceable against Continental in accordance with its terms subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing;

            (ii) the execution and delivery by Continental of, and the performance by Continental of its obligations under, this Agreement will not violate any U.S. federal or New York statute or any rule or regulation that has been issued pursuant to any U.S. federal or New York statute except for any violation that would not have a material adverse effect on Continental's performance of its obligations under this Agreement;

            (iii) no consent, approval, registration or qualification of or with any U.S. federal or New York governmental agency is required for the performance by Continental with its obligations under this Agreement, except for the registration under the Securities Act and the Exchange Act of the Shares, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters except for any violation that would not have a material adverse effect on Continental's performance of its obligations under this Agreement; and

            (iv) assuming Continental has full power, right and authority to sell the Shares to be sold by Continental upon the payment and transfer contemplated by the Underwriting Agreement, the Underwriters will acquire a security entitlement with respect to the Shares sold by Continental and no action based on an adverse claim may be asserted against the Underwriters.

      (g) The Underwriters shall have received on the Closing Date an opinion of in-house counsel for the Company and Copa Airlines, dated the Closing Date, to the effect that:

            (i) there are no actions, suits or proceedings by or before any arbitrator or governmental body pending or threatened against or affecting the Company or any of its subsidiaries which, if adversely determined, could reasonably be expected to, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Time of Sale Prospectus; and

            (ii) Copa Airlines possesses the governmental licenses necessary to conduct its commercial airline operations as described in the Prospectus under the caption "Regulations," and Copa Airlines is in compliance with the terms and conditions of all such governmental licenses, except where the failure to so comply would not, singly or in the aggregate, have a material adverse effect on either the Company or Copa Airlines; and all of the governmental licenses are valid and in full force and effect, except where the invalidity of such governmental licenses or the failure of such governmental licenses to be in full force and effect would not, singly or in the aggregate, have a material adverse effect on either the Company or Copa Airlines, in all cases except as disclosed in the Time of Sale Prospectus.

      (h) The Underwriters shall have received on the Closing Date an opinion of Jennifer Vogel, Senior Vice-President and General Counsel for Continental, dated the Closing Date, to the effect that:

            (i) this Agreement has been duly authorized by Continental and has been duly executed and delivered by Continental

            (ii) the execution and delivery by Continental of, and the performance by Continental of its obligations under, this Agreement will not contravene any provision of the organizational documents of Continental or any agreement or other instrument binding upon Continental or any judgment, order or decree of any governmental body, agency or court having jurisdiction over Continental except for any violation that would not be reasonably expected to have a material adverse effect on Continental's performance of its obligations under this Agreement;

            (iii) no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by Continental of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the States of the United States or securities laws of other jurisdictions in connection with the offer and sale of the Shares (as to which such counsel expresses no comment or opinion) or have been obtained or effected under the Securities Act or Exchange Act or in connection with the listing of the Shares on the NYSE or the failure of which to be obtained would not reasonably be expected to have a material adverse effect on Continental's performance of its obligations under this Agreement; and

            (v) Continental owns, and on the Closing Date will own, the Shares to be sold by it free and clear of all security interests, claims, liens, equities or other encumbrances and has, and on the Closing Date will have, the legal right and corporate power, and all authorizations and approvals required by law, to enter into this Agreement and to sell, transfer and deliver the Shares to be sold by it.

      (i) The Underwriters shall have received on the Closing Date an opinion of Arias, Fabrega & Fabrega, Panamanian counsel for the Underwriters, dated the Closing Date, covering the matters referred to in Sections 7(c)(iv), 7(c)(vi), 7(c)(x) (but only as to the statements in each of the Time of Sale Prospectus and the Prospectus under "Description of Capital Stock" and "Underwriting") and 7(c)(xiv) above.

      (j) The Underwriters shall have received on the Closing Date an opinion of Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriters, dated the Closing Date, covering the matters referred to in Sections 7(c)(x) (but only as to the statements in the Prospectus under "Underwriting") and letter covering the matters referred to in 7(d)(viii) above.

      (k) With respect to Section 7(c)(xiv) above, Galindo, Arias & Lopez and Arias, Fabrega & Fabrega, with respect to Section 7(d)(viii) above, Simpson Thacher & Bartlett LLP, Vinson & Elkins LLP and Cleary Gottlieb Steen & Hamilton LLP may state that their opinions and beliefs are based upon their participation in the preparation of the Registration Statement, Time of Sale Prospectus and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified. With respect to Sections 7(d) and 7(e) above, Simpson Thacher & Bartlett LLP may rely upon with respect to factual matters and to the extent such counsel deems appropriate, upon the representations of the parties hereto contained herein and in other documents and instruments. With respect to
Section 7(f) above, Vinson & Elkins LLP may rely upon opinion or opinions of in-house counsel for Continental and, with respect to factual matters and to the extent such counsel deems appropriate, upon the representations of the parties hereto contained herein and in other documents and instruments.

         (l) The opinions of Galindo, Arias & Lopez, Simpson Thacher & Bartlett LLP and Vinson & Elkins LLP described in Sections 7(c), 7(d), 7(e) and 7(f) above shall be rendered to the Underwriters at the request of the Company or one or more of the Selling Shareholders, as the case may be, and shall so state therein.

         (m) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

         (n) The "lock-up" agreements, each substantially in the form of Exhibit A hereto, between you and certain shareholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

         (o) The Shares shall have been approved for listing on the NYSE, subject only to official notice of issuance.

         The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

         8. Covenants of the Company. The Company covenants with each Underwriter as follows:

         (a) To furnish to you, without charge, six signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 4:00 p.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 8(e) or 8(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

         (b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and to make such modifications as you may reasonably suggest, and file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

         (c) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

         (d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder without the consent of such Underwriter and the Representatives.

         (e) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

         (f) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities
Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

         (g) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request, provided that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

         (h) To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the twelve month period ending December 31, 2006 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

         (i) To use its best efforts to effect the listing of the Shares on the NYSE, including the filing with the NYSE of all required documents and notices for non-U.S. companies that have securities that are traded on the NYSE.

         (j) To file any documents or reports with respect to the Shares required to be filed with the National Securities Commission of Panama (the Comision Nacional de Valores) in the time period required for such filing.

         (k) To make available to the holders of the Shares and the Representatives, (A) after the end of each fiscal year, an annual report (in English) that will include a review of operations and annual audited consolidated financial statements (including consolidated balance sheets, statements of income, statements of change in shareholders' equity and statements of cash flow) with an opinion by an independent accountant and prepared in conformity with U.S. GAAP; and (B) after the end of each of the first three quarterly periods of each fiscal year, unaudited consolidated financial information prepared in accordance with U.S. GAAP, equivalent in substance to the information that would be required to be filed on Form 10-Q, if the Company were required to file quarterly reports on Form 10-Q.

         9. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel, the Company's accountants and counsel for the Selling Shareholders in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 8(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the NASD, (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the NYSE, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in Section 11 entitled "Indemnity and Contribution" and the last paragraph of Section 12 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

         The provisions of this Section shall not supersede or otherwise affect any agreement that the Company and the Selling Shareholders may otherwise have for the allocation of such expenses among themselves.

         10. Covenant of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter and not to use or refer to any free writing prospectus without the prior written consent of the Company.

         11. Indemnity and Contribution. (a) The Company and Copa Airlines, jointly and severally, agree to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any "issuer free writing prospectus" as defined in Rule 433(d) of the Securities Act relating to the Shares or any "issuer information" filed or required to be filed pursuant to Rule 433(d) of the Securities Act or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter, expressly for use therein.

         (b) Each Selling Shareholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter, each person, if any, who controls the Company, Copa Airlines or any Underwriter within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any "issuer free writing prospectus" as defined in Rule 433(d) of the Securities Act relating to the Shares or any "issuer information" filed or required to be filed pursuant to Rule 433(d) of the Securities Act or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Selling Shareholder furnished in writing to the Company by or on behalf of such selling Shareholders expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any "issuer free writing prospectus" as defined in Rule 433(d) of the Securities Act relating to the Shares or any "issuer information" filed or required to be filed pursuant to Rule 433(d) of the Securities Act or the Prospectus or any amendment or supplement thereto. The liability of each Selling Shareholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the aggregate Public Offering Price of the Shares sold by such Selling Shareholder under this Agreement.

         (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any "issuer free writing prospectus" as defined in Rule 433(d) of the Securities Act relating to the Shares or any "issuer information" filed or required to be filed pursuant to Rule 433(d) of the Securities Act, the Prospectus or any amendments or supplements thereto.

         (d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 11(a), 11(b), or 11(c) such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing, but the omission to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party, and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a actual or potential differing interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize in writing the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either
Section 16 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section, (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for Continental and all persons, if any, who control Continental within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred and (iv) the fees and expenses of more than one separate firm (in addition to any local counsel) for CIASA and all persons, if any, who control CIASA within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for Continental and such control persons of Continental, such firm shall be designated in writing by Continental. In the case of any such separate firm for CIASA and such control persons of CIASA, such firm shall be designated in writing by CIASA. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, such consent not to be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and
(ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

         (e) To the extent the indemnification provided for in Section 11(a), 11(b) or 11(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 11(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 11(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and Selling Shareholders on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by each of the Company and Selling Shareholders and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company or the Selling Shareholders, as the case may be, on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 11 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint. The liability of each Selling Shareholder under the contribution agreement contained in this paragraph shall be several and not joint, and shall be limited to an amount equal to the aggregate Public Offering Price of the Shares sold by such Selling Shareholder under this Agreement.

         (f) The Company, Copa Airlines, the Selling Shareholders and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in
Section 11(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

         (g) The indemnity and contribution provisions contained in this Section 11 and the representations, warranties and other statements of the Company, Copa Airlines and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, any Selling Shareholder or any person controlling any Selling Shareholder, or the Company, its officers or directors or any person controlling the Company and
(iii) acceptance of and payment for any of the Shares.

         12. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the NYSE, the American Stock Exchange or the Nasdaq National Market (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over the counter market (iii) material disruption in securities settlement, payment or clearance services in the United States or Panama shall have occurred, (iv) a change or development involving a prospective change in Panamanian taxation affecting the Company, the Shares or the transfer thereof shall have occurred, which makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus (v) any moratorium on commercial banking activities shall have been declared by Federal, New York State or Panamanian authorities or (vi) there shall have occurred any outbreak or escalation of hostilities, or any change in financial, political or economic conditions or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (vi), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

         13. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

         If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 13 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you, the Company and the Selling Shareholders for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders. In any such case either you, the Company or the Selling Shareholders shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or any Selling Shareholder to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or any Selling Shareholder shall be unable to perform its obligations under this Agreement, the Company or any Selling Shareholder will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

         14. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

         (b) The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the

Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

         15. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         16. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

         17. Submission to Jurisdiction; Appointment of Agent for Service. (a) Each of the Company and CIASA irrevocably submits to the non-exclusive jurisdiction of the courts of the State of the New York and of the United States sitting in the Borough of Manhattan over any suit, action or proceeding arising out of or relating to this Agreement, the Prospectus, the Registration Statement or the offering of the Shares. Each of the Company and CIASA irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. To the extent that the Company or CIASA has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company or CIASA, as applicable, irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

         (b) Copa Airlines irrevocably submits to the non-exclusive jurisdiction of the courts of the State of the New York and of the United States sitting in the Borough of Manhattan over any suit, action or proceeding arising out of or relating to this Agreement and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. To the extent that Copa Airlines has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, Copa Airlines irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

         (c) Each of the Company, Copa Airlines and CIASA hereby irrevocably appoints CT Corporation, with offices at 111 Eighth Ave., New York, New York 10011 as its agent for service of process in any suit, action or proceeding described in the preceding paragraph and agrees that service of process in any such suit, action or proceeding may be made upon it at the office of such agent. Each of the Company, Copa Airlines and CIASA waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. Each of the Company, Copa Airlines and CIASA represents and warrants that such agent has agreed to act as the Company's, Copa Airlines' and CIASA's agent for service of process, and each of the Company, Copa Airlines and CIASA agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

         18. Taxes. All payments to be made by the Company, Copa Airlines and the Selling Shareholders under this Agreement shall be paid free and clear of and without deduction or withholding for or on account of, any present or future taxes, levies or imposts by Panama or by any department, agency or other political subdivision or taxing authority thereof or therein, and all interest, penalties or similar liabilities with respect thereto (collectively, "TAXES"). If any Taxes are required by law to be deducted or withheld in connection with such payments, the Company, Copa Airlines and the Selling Shareholders will increase the amount paid so that the net amount received by the Underwriters equals the amount that would have been received in the absence of such deduction or withholding.

         19. No Fiduciary Duty. Each of the Company and the Selling Shareholders acknowledges that in connection with the offering of the Shares: (a) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company, the Selling Shareholders or any other person, (b) the Underwriters owe the Company and the Selling Shareholders only those duties and obligations set forth in this Agreement and (c) the Underwriters may have interests that differ from those of the Company and the Selling Shareholders. Each of the Company and the Selling Shareholders waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

         20. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

         21. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you in care of the Representatives: Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department and Goldman, Sachs & Co., One New York Plaza, New York, New York 10004, Attention: Registration Department, Fax: (212) 902-3000; if to the Company shall be delivered, mailed or sent to Avenida Principal y Avenida de la Rotonda, Costa del Este, Complejo Business Park, Torre Norte, Parque Lefevre, Panama City, Panama, Attention Pedro Heilbron, Fax: 507-227-1952; if to CIASA shall be delivered, mailed or sent to Attention Stanley Motta, care of the Company, and if to Continental shall be delivered, mailed or sent to 1600 Smith Street, Houston, Texas 77002, Attention Mark Erwin, Fax: [-] with a copy to General Counsel.

                                   Very truly yours,

                                   Copa Holdings, S.A.


                                   By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                   Compania Panamena de Aviacion, S.A


                                   By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                   The Selling Shareholders named in Schedule II
                                     hereto, acting severally


                                     By:            Corporacion de Inversiones
                                                    Aereas, S.A.


                                     By:
                                                    --------------------------
                                                    Name:
                                                    Title:


                                     By:             Continental Airlines, Inc.


                                     By:
                                                     -------------------------
                                                     Name:
                                                     Title:

Accepted as of the date hereof

Morgan Stanley & Co. Incorporated
Goldman, Sachs & Co.

Acting severally on behalf of themselves and the several
     Underwriters named in Schedule I hereto


By:             Morgan Stanley & Co. Incorporated


By:
                ---------------------------------------
                Name:
                Title:


By:             Goldman, Sachs & Co.


By:
                ---------------------------------------
                (Goldman, Sachs & Co.)

                                                                      SCHEDULE I


                                                     NUMBER OF FIRM SHARES TO BE
         UNDERWRITER                                          PURCHASED
         -----------                                          ---------
Morgan Stanley & Co. Incorporated
Goldman, Sachs & Co.
Citigroup Global Markets Inc.
J.P. Morgan Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated

                                                     ---------------------------
         Total:
                                                     ===========================

                                                                     SCHEDULE II

                                                   NUMBER OF FIRM SHARES
       SELLING SHAREHOLDERS                              TO BE SOLD
       --------------------                              ----------
Corporacion de Inversiones Aereas, S.A.                  7,000,000
Continental Airlines, Inc.                               7,000,000
                                                         ---------
         Total:                                         14,000,000
                                                        ==========

                                                                    SCHEDULE III


                             TIME OF SALE PROSPECTUS

1.  Preliminary Prospectus issued November 28, 2005


2. Free Writing Prospectuses: None

                                                                       EXHIBIT A

                            [FORM OF LOCK-UP LETTER]

                                                     ____________, 2005

Morgan Stanley & Co. Incorporated
     1585 Broadway
     New York, New York 10036

Goldman, Sachs & Co.
     One New York Plaza
     New York, New York 10004

Dear Ladies and Gentlemen:

         The undersigned understands that Morgan Stanley & Co. Incorporated ("MORGAN STANLEY") and Goldman, Sachs & Co. ("GOLDMAN SACHS" and, together with Morgan Stanley, the "REPRESENTATIVES") propose to enter into an Underwriting Agreement (the "UNDERWRITING AGREEMENT") with Copa Holdings, S.A. a Panamanian corporation (the "COMPANY"), providing for the public offering (the "PUBLIC OFFERING") by the several Underwriters, including Morgan Stanley and Goldman Sachs (the "UNDERWRITERS") as the representatives (the "REPRESENTATIVES") of the several Underwriters, of ___ shares (the "SHARES") of Class A Common Stock, without par value, of the Company (the "COMMON STOCK").

         To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the "PROSPECTUS"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions and
(ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the restricted period referred to in the foregoing sentence. In addition, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the undersigned's shares of Common Stock except in compliance with the foregoing restrictions.

         If:

         (1) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or

         (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period;

the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

         The undersigned shall not engage in any transaction that may be restricted by this agreement during the 34-day period beginning on the last day of the initial 180-day restricted period unless the undersigned requests and receives prior written confirmation from the Company or the Representatives on behalf of the Underwriters that the restrictions imposed by this agreement have expired.

         The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns.

         Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.



                                Very truly yours,


                                ------------------------------------------------
                                (Name)

                                ------------------------------------------------
                                (Address)